EXHIBIT 4.4

Specimen Stock Certificate

[FRONT]

BAR HARBOR

BANKSHARES

BAR HARBOR, MAINE

INCORPORATED UNDER THE LAWS OF THE STATE OF MAINE

This Certifies That SPECIMEN is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK, PAR VALUE $2.00 PER SHARE, OF

Bar Harbor Bankshares transferable in person by duly authorized attorney on the book of the Company upon surrender of this certificate properly endorsed. This certificate and the Shares represented hereby and subject to all the terms, conditions and limitations as of the Articles of Incorporation and Bylaws of the Company and all amendments thereto. This certificate is not valued until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsmilie seal of the Company and the facsimile signatures of its duly authorized officers.

[facsimilie signature, CFO] [facsimilile seal of Bar Harbor Bankshares] [facsimilie signature, President]

[BACK]

BAR HARBOR BANKSHARES

THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE, UPON REQUEST TO THE TRANSFER AGENT, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK OF THE CORPORATION AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF PREFERRED STOCK SO FAR AS THE SAME (IF ANY) HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRDCTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PRESERENCES OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common UNIF GIFT MIN ACT -___ _____ Custodian for _______

TEN ENT -as tenants (Cust) (Minor)

JT TEN -as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants

in common Act -________________

(State)

Additional abbreviations may also be used thought not in the above list.

For value received, _____________________________ hereby sell, assign and transfer into

[SSN]

[name and address of assignee]

SPECIMEN

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ________________________________